EXHIBIT j



 McGLADREY & PULLEN, L.L.P.                                           RSM
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 Certified Public Accountants & Consultants                        international



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated January 29, 1999, on the financial statements of Reich & Tang Equity Fund, Inc. referred to therein, which is incorporated by reference in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A, File No. 2-94184, of Reich & Tang Equity Fund, Inc. as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions "Counsel and Auditors" and "Financial Statements".


                                                      \s\McGladrey & Pullen, LLP



New York, New York
April 22, 1999